EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and among

Banjo & Matilda, Inc.

(a Nevada corporation),

American Aviation Technologies, LLC

(a Florida limited liability company)

and

the Members of

American Aviation Technologies, LLC

Dated as of April 16, 2019

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into on April 16, 2019, by and among Banjo & Matilda, Inc., a Nevada corporation (“Banjo”), American Aviation Technologies, LLC, a Florida limited liability company (the “Company”), and the Members of the Company (the “Members”), upon the following premises:

Preliminary Statement

Banjo is quoted on the OTC Pink.

Banjo desires to acquire 100% of the issued and outstanding membership interests of the Company from the Members in exchange for the issuance of 2,750,000 shares of Series A Preferred Stock of Banjo (convertible into 2,750,000,000 shares of the common stock of Banjo, and to vote on an as-converted basis), whereby the Members will own approximately 84.4% of the total voting capital stock of Banjo to be outstanding upon consummation of the exchange contemplated hereby (collectively, the “Exchange Shares”). The Members are willing to exchange their membership interests in the Company for the Exchange Shares on the terms and subject to the conditions set forth herein (the “Exchange”). On the Closing Date (as defined in Section 4.02), the Company will become a wholly owned subsidiary of Banjo.

The boards of directors of Banjo and the Company have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their respective stockholders and Members. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to Banjo to consummate the Exchange, the Company represents and warrants that except as set forth in the schedules of exceptions to the representations of the Company annexed hereto (the “Company Schedules”) the following statements are true and correct as of the date hereof and will be true and correct as of the Closing Date (as hereinafter defined):

1.01 Organization. The Company is duly formed, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. Prior to the Closing Date (as hereinafter defined) the Company will deliver to Banjo complete and correct copies of the articles of organization and operating agreement of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Company’s governance documents. The Company has taken all actions required by law, its governance documents, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal capacity and prior to the Closing Date will have taken all action required by law, its governance documents, and otherwise to consummate the transactions herein contemplated.

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1.02 Power and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

1.03 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by the managers and Members of the Company, and the managers have recommended that the Members accept the Exchange. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

1.04 No Conflict. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not violate any provision of the governance documents of the Company; (ii) will not, with or without the giving or notice and the lapse of time, or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company is a party or to which any of its assets, properties or operations are subject; (iii) violate any provision of law, statute, rule, regulation or executive order to which the Company is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to the Company.

1.05 Issued and Outstanding Units of Membership Interest. The issued and outstanding membership units of the Company are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

1.06 Options or Warrants. There are no existing options, warrants, or derivative securities exercisable or convertible to acquire any membership interest of the Company.

1.07 Financial Statements.

(a) As soon as practicable after the Closing Date, the Company will deliver to Banjo audited financial statements of the Company since inception, together with the opinion with respect thereto of a recognized independent certified public accountant, together with unaudited interim financial statements (the “Financial Statements”). All such Financial Statements will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present in all material respects the financial position, results of operations, cash flows and changes in members’ equity of the Company as of the dates and for the periods presented therein.

(b) The Company has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and the Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(c) The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

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(d) Schedule 1.07 sets forth, separately, (a) a true, correct and complete list of all outstanding loans, lines of credit and other indebtedness incurred by the Company, inclusive of any outstanding loans, lines of credit and other indebtedness incurred by the Company, the repayment obligations for which are secured by any of the Company’s assets and (b) with respect to each loan described in the foregoing clause, the amounts due thereunder as of the date hereof.

1.08 Absence of Certain Changes or Events. Prior to the Closing Date:

(a) There will not have been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Company since January 1, 2019;

(b) Except as otherwise contemplated herein, subsequent to the date hereof, the Company will not (i) amend its governance documents; (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to members or purchase or redeem, or agree to purchase or redeem, any of its membership interest; (iii) make any material change in its method of management, operation or accounting, (iv) enter into any other material transaction other than sales in the ordinary course of its business; or (v) make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) The Company will not (i) grant or agree to grant any options, warrants or other rights for its equity or debt securities calling for the issuance thereof, (ii) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sell or transfer, or agree to sell or transfer, any of its assets, properties, or rights or cancel, or agree to cancel, any debts or claims; or (iv) issue, deliver, or agree to issue or deliver any equity or debt securities except in connection with this Agreement.

1.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances, which, after reasonable investigation, would result in the discovery of such a default.

1.10 Compliance with Laws and Regulations. To the best of its knowledge, the Company has complied with all statutes and regulations applicable to its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

1.11 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which the Company is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth in Schedule 1.11. A “material” contract, agreement, franchise, license agreement, debt instrument or commitments, as such phrase is used in this Agreement, is one which (i) will remain in effect for more than six (6) months after the date of this Agreement, (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000) and which cannot be terminated by the Company on notice of no more than thirty days at a cost of no more than $50,000;

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(b) All material contracts are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as included or described in the Company Schedule 1.11, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company.

1.12 Taxes. The Company has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or is properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of the Company except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. The Company has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any tax returns. The Company has not filed a request with any taxing authority for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due that is currently in effect.

1.13 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants, and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

 1.14 No Brokers. Neither the Company nor any Member of the Company has retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

1.15 Disclosure. All disclosure provided to Banjo regarding the Company, its business and the transactions contemplated hereby, including the Company Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Banjo has not made, nor is Banjo making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein. In the event that the Company Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

The Members hereby represents and warrants, severally and solely, to Banjo that the following statements are true and correct as of the date hereof and as of the Closing Date:

2.01 Good Title. Each of the Members is the record and beneficial owner, and has good title to their membership interests of the Company owned by such Members (“Company Interests”), with the right and authority to sell and deliver such Company Interests, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Banjo as the new owner of such Company Interests in the share register of the Company, Banjo will receive good title to such Company Interests, free and clear of all liens.

2.02 Power and Authority. Each of the Members has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform such Member’s obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Members, enforceable against the Member in accordance with the terms hereof.

2.03 No Conflicts. The execution and delivery of this Agreement by the Member and the performance by each Member of his, her or its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Member (including community property laws) and (c) will not violate or breach any contractual obligation to which the Member is a party.

2.04 Acquisition of Exchange Shares for Investment.

(a) Each Member is acquiring the Exchange Shares for investment for such Member’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Member has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Member further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Such Member represents and warrants that such Member (i) can bear the economic risk of such Member’s respective investments, (ii) possesses such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of the investment in Banjo and its securities and (iii) has reviewed the public filings of Banjo since January 1, 2014 as filed with the SEC on the SEC’s Edgar website (“SEC Filings” or “SEC Reports”).

(c) Each Member understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Member is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S. Each Member represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Member otherwise meets the suitability requirements of Regulation D and Section 4(a)(2). Each Member who is a “U.S. Person” as defined in Rule 902(k) of Regulation S agrees to provide documentation to Banjo prior to Closing as may be requested by Banjo to confirm compliance with Regulation D and/or Section 4(a)(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such Member shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

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“THE SHARES REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d) Such Member acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) Such Member acknowledges that he has carefully reviewed the SEC Filings of Banjo as well as such information as he has deemed necessary to evaluate an investment in Banjo and its securities. Each Member acknowledges that he, she or it has been furnished all materials that he has requested relating to Banjo and the issuance of the Exchange Shares hereunder, and that such Member has been afforded the opportunity to ask questions of Banjo’s representatives to discuss the SEC Filings and to obtain any information necessary to verify the accuracy of any representations or information made or given to the Members. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Banjo set forth in this Agreement, on which each of the Members has relied in making an exchange of his, her or its Company Interests for the Exchange Shares.

(f) Such Member understands that the Exchange Interests may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Interests or any available exemption from registration under the Securities Act, the Exchange Interests may have to be held indefinitely. Each Member further acknowledges that the Exchange Interests may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Banjo’s compliance with the informational requirements as set forth in Rule 144(c)(2) and, if applicable, Rule 144(i)).

(g) Such Member agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of such Member under this Section 2.04 shall survive the Closing for the period set forth in Section 9.10.

(h) Such Member acknowledges that the Company prior to Closing will be current in its filings required under the Exchange Act of 1934, as amended (“Exchange Act”), through June 30, 2018.

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ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BANJO

As an inducement to, and to obtain the reliance of the Company and the Members, except as set forth in the schedules of exceptions to the representations of Banjo annexed hereto (the “Banjo Schedules”), Banjo represents and warrants that the following statements are true and correct as of the date hereof and will be true and correct as of the Closing Date, as follows:

3.01 Organization. Banjo is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Attached as Schedule 3.01 are complete and correct copies of the articles of incorporation and bylaws of Banjo as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Banjo’s articles of incorporation or by-laws at the Closing Date. Banjo has or will prior to Closing have taken all action required by law, its articles of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement, and Banjo has full power, authority, and legal right and has or will prior to Closing have taken all action required by law, its articles of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

3.02 Capitalization. Banjo’s capitalization immediately before and after Closing is set forth in Schedule 3.02 hereof, which reflects the fully diluted capitalization of Banjo (including all classes of equity and giving effect to all outstanding derivative securities). All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as disclosed in the SEC Reports and as contemplated in this Agreement, as of the date hereof and the Closing Date, there are no outstanding derivative securities exercisable for or convertible to Banjo common stock.

3.03 Subsidiaries and Predecessor Corporations. Except as disclosed on Schedule 3.03, Banjo does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

3.04 SEC Filings; Financial Statements.

(a) Banjo has made available to the Company and the Members, and there has been available on EDGAR, correct and complete copies of the SEC Reports. As of their respective dates, the Banjo SEC Reports were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Banjo SEC Reports.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Banjo at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of Banjo, taken as a whole (“Material Adverse Effect”). The Banjo balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Banjo. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Banjo had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Banjo, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles. All of Banjo’s assets are reflected on its financial statements, and, except as set forth in the Banjo Schedules or the financial statements of Banjo or the notes thereto, Banjo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise;

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(d) Set forth on Schedule 3.04(d) is an unaudited balance sheet as of March 31, 2019. Except as set forth in Schedule 3.04(d), Banjo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable; and

(e) The books and records, financial and otherwise, of Banjo are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

3.05 Taxes. Banjo has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of Banjo except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Banjo has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by Banjo with respect to any tax returns. Banjo has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. Banjo has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

3.06 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Banjo to arise, between the accountants, and lawyers formerly or presently employed by Banjo and Banjo is current with respect to any fees owed to its accountants and lawyers.

3.07 Options or Warrants. Except as set forth in Schedule 3.02, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Banjo.

3.08 Absence of Certain Changes or Events. Since June 30, 2018 and except as set forth in Schedule 3.08 hereto:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Banjo or (ii) any damage, destruction or loss to Banjo (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Banjo;

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(b) Banjo has not (i) amended its articles of incorporation or by-laws, except as set forth in or required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock (except as set forth in or required by this Agreement); (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Banjo; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business (except as set forth in or required by this Agreement); (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $10,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) Banjo has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Banjo balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights valued in the aggregate greater than $20,000 (except as set forth in this Agreement), or canceled, or agreed to cancel, any debts or claims (except as set forth in this Agreement); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Banjo; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) Banjo has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Banjo.

3.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Banjo, threatened against Banjo, or affecting Banjo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Banjo is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

 3.10 Contracts. All material contracts, agreements, franchises, license agreements, debt instruments or other contracts are reflected on Schedule 3.10.

3.11 No Conflict With Other Instruments. As of the Closing Date, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Banjo is a party or to which any of its assets, properties or operations are subject.

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3.12 Compliance With Laws and Regulations. Banjo has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except that as of the Closing it will only be current in its filings with the SEC as required by the Exchange Act through June 30, 2018.

3.13 Approval of Agreement. The Board of Directors of Banjo has authorized the execution and delivery of this Agreement by Banjo and has approved this Agreement and the transactions contemplated hereby, such resolutions to be delivered pursuant to Section 7.07 of this Agreement.

3.14 Material Transactions or Affiliations. All material transactions are set forth in the SEC Reports and in this Agreement.

3.15 Bank Accounts; Power of Attorney. Set forth in Schedule 3.15 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Banjo within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Banjo, (b) all safe deposit boxes and other similar custodial arrangements maintained by Banjo within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Banjo or who are otherwise authorized to act on behalf of Banjo with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

3.16 Valid Obligation. This Agreement and all agreements and other documents executed by Banjo in connection herewith constitute the valid and binding obligation of Banjo, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.17 Exchange Act Compliance. As of the date of this Agreement, Banjo is not in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act. Banjo will be current in its filings with the SEC as required under the Exchange Act through June 30, 2018 as of the Closing.

3.18 No Brokers. Banjo has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Banjo has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

3.19 Disclosure. All disclosure provided to the Members regarding Banjo, its business and the transactions contemplated hereby, including the Banjo Disclosure Schedules to this Agreement, furnished by or on behalf of Banjo with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Banjo acknowledges and agrees that the Members have not made, nor are the Members making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein. In the event that the Banjo Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

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ARTICLE IV

PLAN OF EXCHANGE

4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Members, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of membership interests of the Company set forth on Schedule 4.01 attached hereto, constituting all of the membership interests of the Company held by such Member and, in the aggregate, 100% of the issued and outstanding membership interests of the Company. In exchange for the transfer of such Company Interests by the Members, Banjo shall issue to the Members, their affiliates or assigns, a total of 2,750,000 shares of Banjo Series A Preferred Stock (the “Series A Preferred Shares”), each share of Series A Preferred Stock is convertible into 1,000 shares of Banjo common stock, votes on an as-converted basis, and shall have the other rights and preferences as set forth in the Certificate of Designation to be filed with the Secretary of State of the State of Nevada in accordance with Section 7.04 hereof, so that the Members will hold approximately 84.4% of the total voting capital stock of Banjo to be outstanding upon consummation of the Exchange (the “Member Percentage Ownership”). At the Closing Date, each of the Members shall, on surrender of their certificate or certificates representing its Company Interests to Banjo or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares as set forth in Schedule 4.01 hereto. The Members acknowledge that the distribution of Banjo’s shares among them is not proportional to their holdings in the Company, but has been determined by agreement among them and that those who are receiving more than their proportionate share are compensating those who are receiving less than their proportionate share.

4.02 Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on or before such date which is forty-five (45) days from the execution of this Agreement, or such other date as the parties shall agree. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Exchange being met.

4.03 Closing Events. At the Closing, Banjo, the Company and the Members shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

4.04 Assignment Transaction. Concurrently with or immediately prior to the Closing, (i) Banjo shall assign to WNPAU Pty Ltd all of the capital stock of Banjo & Matilda (USA), Inc. and its Australian subsidiary (Banjo & Matilda Australia Pty LTD), which will transfer the intangible assets and associated liabilities set forth on Schedule 4.04(a), pursuant to an agreement mutually agreeable to the parties; and (ii) the liabilities detailed on Schedule 4.04(b) will be converted into Banjo equity, pursuant to agreements mutually agreeable to the parties. After giving effect to these two transactions, Banjo will have assets worth not less than $25,000 and liabilities not more than $10,000.

4.05 Issuance of Series A Preferred Stock. At or prior to Closing, the following issuances of Series A Preferred Stock shall occur: (i) 163,938.545 shares of Series A Preferred Stock shall be issued to the debt holders as detailed in Schedule 4.04(b); (ii) 105,000 shares of Series A Preferred Stock shall be issued to accredited investors investing no less than $150,000 and no more than $350,000; and (iii) 170,000 shares of Series A Preferred Stock shall be issued for consulting services. These shares of Series A Preferred Stock shall be identical to the shares of Series A Preferred Stock issued to the Members pursuant to the Exchange.

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4.06 Termination. This Agreement may be terminated by the Board of Directors of the Company or Banjo only in the event that the Company or Banjo, as the case may be, does not meet the conditions precedent set forth in Articles VI and VII. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V

COVENANTS OF THE PARTIES

The parties hereby agree that:

5.01 Public Announcements. Except as required by applicable law, Banjo, the Company and the Members shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

5.02 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relate to the consummation of the transactions contemplated by this Agreement.

5.03 Access to Information. Following the date hereof, until consummation of all transactions contemplated hereby, Banjo shall give to the Company, its counsel, financial adviser, auditor and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of Banjo as the Company and their representatives may reasonably request. Likewise, following the date hereof, until consummation of all transactions contemplated hereby, the Company shall give to Banjo, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of the Company as Banjo and its representatives may reasonably request.

5.04 Banjo’ Business and the Company’s Business. Except for transactions contemplated by this Agreement, neither Banjo nor the Company will, without the prior written consent of the other, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any equity or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

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5.05 Consents of Third Parties. Each of the parties will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the other parties reasonably may request in connection with this Agreement. Each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

5.06 No Solicitations. From and after the date of this Agreement until the later of the Closing, sixty days after the date hereof or termination of this Agreement pursuant to Section 8.01, the Company will not, nor will it permit any of its Members, managers, officers or agents acting on its behalf to: (a) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than Banjo, relating to a reorganization of the Company with a public company; or (b) offer to sell or transfer any equity interest in the Company or any material part of the assets of the Company to any person other than Banjo. The Company acknowledges and agrees that the legal remedies available to Banjo in the event the Company violates any of the foregoing covenants would be inadequate and that Banjo shall be entitled to specific performance, injunctive relief and other equitable remedies in the event of any such violation. The Company will immediately notify Banjo regarding any contact between the Company, any of its directors, officers, employees, agents or representatives and any other person regarding any offer, proposal or inquiry during this exclusivity period.

5.07. Audited Financial Statements. The Company shall deliver to Banjo no later than ninety (90) days following the execution of this Agreement, the Financial Statements of the Company contemplated by Section 1.07 hereof.

5.08. Exchange Act Filings of Banjo. Banjo will bring Banjo current in its filings as required pursuant to the Exchange Act through June 30, 2018 as of the Closing.

5.09 Financing Transactions. In connection with the Closing, Banjo intends to effect a private placement through the issuance of convertible notes (in instruments acceptable to the Company and Banjo) for working capital financing in an amount of up to $250,000 and to enter into an IR consulting arrangement with Stock Communications Group and Karolus Maximus Kapital in a form satisfactory to the Company and Banjo. Additionally, Banjo intends to effect a Regulation A securities offering in an amount of up to $5 million post-Closing.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF BANJO

The obligations of Banjo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by the Company and the Members shall be true and correct in all material respects as of the Closing Date as if made on such date. The Company and each Member shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Banjo shall be furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the Company since the date of this Agreement.

6.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

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6.03 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

6.04 Other Items. Banjo shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Banjo may reasonably request.

6.05 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company, which would prevent the consummation of the transaction contemplated hereby.

6.06 Good Standing Certificate. The Company shall have delivered to Banjo a certificate of good standing issued by the Secretary of the State of the State of Florida, dated as of a date within ten (10) days prior to the Closing Date, certifying that the Company is in good standing as a corporation in the State of Florida and has filed all tax returns required to have been filed by it with the State of Florida to date and has paid all taxes reported as due thereon.

6.07 Redemption of Outstanding Preferred Stock. The Company shall have redeemed the issued and outstanding preferred stock owned by Brendon Macpherson.

6.08 Transactions Set Forth in Section 4.04. The parties shall have completed the transactions set forth in Sections 4.04 and 4.05.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

AND THE MEMBERS

The obligations of the Company and the Members under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by Banjo shall be true and correct in all material respects as of the Closing Date as if made on such date. Banjo shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Banjo and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of Banjo since the date of this Agreement.

7.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

7.03 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Banjo after the Closing Date shall have been obtained.

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7.04 Certificate of Designation. Banjo shall have filed a Certificate of Designation with the Secretary of State of Nevada authorizing the issuance of the Series A Preferred Shares as contemplated by Section 4.01 and 4.05 and having such rights and privileges as are set forth in the form of Certificate of Designation agreed upon by the parties.

7.05 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against Banjo, which would prevent the consummation of the transactions contemplated hereby.

7.06 Good Standing Certificate. Banjo shall have delivered to the Company a certificate of good standing issued by the Secretary of the State of the State of Nevada, dated as of a date within ten (10) days prior to the Closing Date, certifying that Banjo is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it with the State of Nevada to date and has paid all taxes reported as due thereon.

7.07 Board of Directors Resolutions. Banjo shall have delivered to the Company a copy of the corporate resolutions as well as a certificate signed by an officer of Banjo certifying to the adoption by its Board of Directors of resolutions approving this Agreement, and the transactions contemplated hereby and thereby.

7.08 Officers and Directors. The officers of Banjo shall have resigned from such positions with Brendan MacPherson terminating his employment agreement, thereby terminating the Control Series Preferred Stock resulting in the 1 million shares of Control Series Preferred Stock being retired and canceled without any further action. The following persons, [________], shall be appointed officers at Closing. The two directors of Banjo shall elect and appoint Edward DeFeudis and Keith Duffy as directors of Banjo, thereby resulting in a total of four directors of Banjo.

7.09 Other Items. The Company shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

7.10 Transactions Set Forth in Section 4.04. The parties shall have completed the transactions set forth in Sections 4.04 and 4.05.

7.11 Bring Down Certificate. Banjo shall deliver at Closing a certificate to the Company and the Members confirming that, as of Closing, there have been no material changes to Banjo’s financial condition as reflected in the Form 10-K filed with the SEC for the year ended June 30, 2018.

ARTICLE VIII

TERMINATION AND INDEMNIFICATION

8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Banjo and the Company;

(b) by either the Company or Banjo if the Closing shall not have occurred on or before such date which is sixty (60) days from the date of the execution of this Agreement (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement which, in the case of the Company would include the failure of any Member);

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(c) by Banjo if: (i) the Company or a Member shall have failed to timely comply in any material respect with any of the other covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Company or the Members contained in this Agreement shall have been materially false when made or on and as of the Closing Date; or

(d) by the Company if: (i) Banjo shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of Banjo contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, each of the parties shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the investigation of the other party’s business, operations and legal affairs, including any copies made of any such documents or information.

ARTICLE IX

MISCELLANEOUS

9.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law thereunder. Venue for all matters shall be in Palm Beach County, Florida. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the District Court of the United States located in Palm Beach County. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

9.02 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail, addressed as follows:

If to the Company or any Member:

American Aviation Technologies, LLC

2240 W. Woolbright Road Suite 403 Boynton Beach, FL 33426

Attn: Keith Duffy, CEO

Email Address: kduffy@americanaviationtech.com

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with a copy (which shall not constitute notice) to:

The Wallace Law Group, PL

2240 W. Woolbright Road, Suite 403 Boynton Beach, FL 33426

Attention: Steve Wallace

Email Address: wallacelaw1@me.com

If to Banjo:

Banjo & Matilda, Inc.

1221 2nd Street, Suite 300

Santa Monica, CA 90401

Attention: Brendan MacPherson, Chief Executive Officer

Email Address: ben@banjoandmatilda.com

with a copy (which shall not constitute notice) to:

Brewer, Pritchard & Buckley

800 Bering Dr., Suite 201

Houston, TX 77057

Attention: Thomas Pritchard, Esq.

Email Address: Pritchard@bplaw.com

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

9.03 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

9.04 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

9.05 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

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9.06 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

9.07 Third Party Beneficiaries. This contract is strictly between Banjo, the Company and the Members, and, except as specifically provided, no director, officer, stockholder of Banjo, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

9.08 Expenses. Whether or not the Exchange is consummated, each of Banjo and the Company will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

9.09 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

9.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all parties hereto.

9.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year except that the representation and warranty of the Members in Section 2.01 as to the ownership of the Company Interests shall survive for the period equal to the applicable statute of limitations relating to said matter.

9.12 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

9.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Banjo & Matilda, Inc.

By:	/s/ Brendan MacPherson
Name:	Brendan MacPherson
Title:	Chief Executive Officer

American Aviation Technologies, LLC

By:	/s/ Keith Duffy
Name:	Keith Duffy
Title:	CEO

Members:

By:	/s/ Elena Fuller
Name:	Elena Fuller
Title:	Managing Member

By:	/s/ Christopher Sawchuk
Name:	Christopher Sawchuk
Title:	Member

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